FRANKLIN CUSTODIAN FUNDS, INC.
                             ARTICLES SUPPLEMENTARY
                          TO ARTICLES OF INCORPORATION

         FRANKLIN CUSTODIAN FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies, in accordance with the requirements of Sections 2-208 and
2.208.1 of the Maryland General Corporation Law, to the Department of Assessments and Taxation of the State of Maryland, that:

          FIRST: The Corporation is registered as an open-end investment management company under the Investment Company Act of 1940, as amended.

         SECOND: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation has authority to issue a total of thirty-two billion (32,000,000,000) shares of stock with a par value of one cent ($0.0l) per share, such shares having an aggregate par value of $320,000,000. The designation, classification and allocation of such shares to the Corporation's existing classes and sub-classes is as follows:

                                                                NUMBER OF
            CLASS DESIGNATION                                SHARES ALLOCATED
            -----------------                                ----------------
  Franklin U.S. Government Securities Fund Class A             2,500,000,000
  Franklin U.S. Government Securities Fund Class B             1,000,000,000
  Franklin U.S. Government Securities Fund Class C             2,500,000,000
  Franklin U.S. Government Securities Fund Advisor Class       1,000,000,000
  Franklin U.S. Government Securities Fund Class R             1,000,000,000

  Franklin Income Fund Class A                                 7,600,000,000
  Franklin Income Fund Class B                                 2,000,000,000
  Franklin Income Fund Class B1                                1,000,000,000
  Franklin Income Fund Class C                                 3,600,000,000
  Franklin Income Fund Advisor Class                           1,000,000,000
  Franklin Income Fund Class R                                 1,000,000,000

  Franklin Growth Fund Class A                                   250,000,000
  Franklin Growth Fund Class B                                   750,000,000
  Franklin Growth Fund Class C                                   250,000,000
  Franklin Growth Fund Advisor Class                           1,000,000,000
  Franklin Growth Fund Class R                                 1,000,000,000

  Franklin DynaTech Fund Class A                                 250,000,000
  Franklin DynaTech Fund Class B                                 500,000,000
  Franklin DynaTech Fund Class C                                 250,000,000
  Franklin Utilities Fund Class A                                400,000,000

  Franklin Utilities Fund Class B                                750,000,000
  Franklin Utilities Fund Class C                                400,000,000
  Franklin Utilities Fund Advisor Class                        1,000,000,000
  Franklin Utilities Fund Class R                              1,000,000,000

         THIRD: The Board of Directors of the Corporation, at a meeting held on April 19, 2005, adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue by twelve billion two hundred million (12,200,000,000), so that the Corporation has authority to issue forty-four billion two hundred million (44,200,000,000) shares of capital stock. The Board also adopted resolutions allocating seven billion six hundred million (7,600,000,000) of such authorized, unissued and unclassified shares to an existing subclass designated as Franklin Income Fund Class A shares, three billion six hundred million (3,600,000,000) of such authorized, unissued and unclassified shares to an existing subclass designated as Franklin Income Fund Class C shares, and one billion (1,000,000,000) of such in authorized, unissued and unclassified shares to an existing subclass designated as Franklin Income Fund Advisor Class shares.

         FOURTH: Following the aforesaid actions, the total number of shares that the Corporation is authorized to issue is forty-four billion two hundred million (44,200,000,000) with a par value of one cent ($0.0l) per share and an aggregate par value of $442,000,000 and the allocation of shares to the Corporation's existing classes and sub-classes is as follows:

                                                                NUMBER OF
            CLASS DESIGNATION                                SHARES ALLOCATED
            -----------------                                ----------------

  Franklin U.S. Government Securities Fund Class A             2,500,000,000
  Franklin U.S. Government Securities Fund Class B             1,000,000,000
  Franklin U.S. Government Securities Fund Class C             2,500,000,000
  Franklin U.S. Government Securities Fund Advisor Class       1,000,000,000
  Franklin U.S. Government Securities Fund Class R             1,000,000,000

  Franklin Income Fund Class A                                15,200,000,000
  Franklin Income Fund Class B                                 2,000,000,000
  Franklin Income Fund Class B1                                1,000,000,000
  Franklin Income Fund Class C                                 7,200,000,000
  Franklin Income Fund Advisor Class                           2,000,000,000
  Franklin Income Fund Class R                                 1,000,000,000

  Franklin Growth Fund Class A                                   250,000,000
  Franklin Growth Fund Class B                                   750,000,000
  Franklin Growth Fund Class C                                   250,000,000
  Franklin Growth Fund Advisor Class                           1,000,000,000
  Franklin Growth Fund Class R                                 1,000,000,000

  Franklin DynaTech Fund Class A                                 250,000,000
  Franklin DynaTech Fund Class B                                 500,000,000
  Franklin DynaTech Fund Class C                                 250,000,000

  Franklin Utilities Fund Class A                                400,000,000
  Franklin Utilities Fund Class B                                750,000,000
  Franklin Utilities Fund Class C                                400,000,000
  Franklin Utilities Fund Advisor Class                        1,000,000,000
  Franklin Utilities Fund Class R                              1,000,000,000


         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law; and the Franklin Income Fund Class A, the Franklin Income Fund Class C and the Franklin Income Fund Advisor Class shares of stock of the Corporation have been so designated and classified by the Board of Directors under the authority contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, FRANKLIN CUSTODIAN FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on April 19, 2005.

                                          FRANKLIN CUSTODIAN FUNDS, INC.


                                          By:/s/CB JOHNSON
                                             ---------------------------
                                             Charles B. Johnson
                                             President


Witness (Attest)


/s/STEVEN GRAY
---------------
Steven J. Gray,
Assistant Secretary










         THE UNDERSIGNED, President of FRANKLIN CUSTODIAN FUNDS, INC. who executed on behalf of said corporation the foregoing Articles Supplementary to Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                           /s/CB JOHNSON
                                          --------------------------------
                                          Charles B. Johnson
                                          President